Exhibit 99.1


              America Service Group Announces Third Quarter Results


     BRENTWOOD, Tenn.--(BUSINESS WIRE)--Oct. 31, 2006--America Service Group Inc. (NASDAQ:ASGR):

     Third Quarter Highlights:

     -- Net income of $83,000 in the quarter as compared with $1.2 million loss in prior year quarter

     -- Adjusted EBITDA of $2.7 million in the quarter as compared with $455,000 in prior year quarter

     --   Repurchase of $8.6 million of common stock in the quarter

     -- Net cash provided by operating activities of $19.1 million in the quarter

     -- Reduction in 2006 guidance due to third quarter financial performance of Florida Region IV contract and performance of Vermont contract

     America Service Group Inc. announced today results for the third quarter ended September 30, 2006, updated third quarter activity related to its stock repurchase program and reduced its previous guidance for full-year 2006 results.

     Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "This was a quarter when the Company addressed certain contract challenges, took action to improve its financial position and set the stage for a more productive 2007."

     FAS 144 Impact on Income Statement Presentation Format

     As noted in its 2005 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.

     As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization and share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

     Results for Third Quarter and Nine Months Ended September 30, 2006

     Healthcare revenues from continuing contracts for the third quarter of 2006 were $158.2 million, an increase of 15.9% over the prior year quarter. Healthcare revenues from continuing contracts for the nine months ended September 30, 2006, were $479.2 million, an increase of 19.0% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the third quarter of 2006 were $161.7 million, an increase of 4.8% over the prior year quarter. Total Revenues for the nine months ended September 30, 2006, were $489.2 million, a decrease of 2.1% compared with the prior year period.

     Healthcare expenses from continuing contracts for the third quarter of 2006 were $150.3 million, or 95.0% of healthcare revenues, as compared with $132.4 million, or 97.0% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the nine months ended September 30, 2006, were $452.0 million, or 94.3% of healthcare revenues, as compared with $376.3 million, or 93.5% of healthcare revenues, in the prior year period. Included in healthcare expenses from continuing contracts is share-based compensation expense of $107,000 and $324,000 for the third quarter of 2006 and the nine months ended September 30, 2006, respectively. Healthcare expenses from continuing contracts were negatively impacted by an increase in costs leading to a loss of $1.3 million in the third quarter incurred under the Company's Florida Department of Corrections Region IV contract. As previously announced, the Florida Department of Corrections has stated its intent to award to the Company a new contract for Region IV commencing November 21, 2006. Although subject to a potential protest of the award and negotiation of final contract terms, the Company believes that the new contract can significantly improve its future financial performance. The Company's contract with the Vermont Department of Corrections also underperformed financially, generating a loss of $1.0 million in the third quarter. Throughout the last four months, the Company engaged in comprehensive, good faith discussions with this client in order to reach a mutually beneficial solution to this contract's financial underperformance. However, on October 30, these discussions reached an impasse, and the Company gave the Vermont Department of Corrections notice of its intent to terminate this contract without cause effective January 28, 2007. Throughout the year, the Company has joined in a working relationship with the client to improve the quality of correctional healthcare services to the inmates cared for by the Vermont Department of Corrections. The Vermont Department of Corrections has recognized this achievement in recent press releases. Losses of $570,000 at Secure Pharmacy Plus (SPP) were higher in the third quarter as compared with the second quarter, and the Company is implementing a strategic plan for this division to address such losses through process improvements and cost reductions. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2006 were $153.8 million, or 95.1% of Total Revenues, as compared with $149.3 million, or 96.7% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the nine months ended September 30, 2006, were $462.2 million, or 94.5% of Total Revenues, as compared with $470.7 million, or 94.2% of Total Revenues, in the prior year period.

     Gross margin from continuing contracts for the third quarter of 2006 was $7.9 million, or 5.0% of healthcare revenues, as compared with $4.1 million, or 3.0% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the nine months ended September 30, 2006, was $27.2 million, or 5.7% of healthcare revenues, as compared with $26.3 million, or 6.5% of healthcare revenues, in the prior year period. Included in gross margin from continuing contracts is share-based compensation expense of $107,000 and $324,000 for the third quarter of 2006 and the nine months ended September 30, 2006, respectively. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2006 was $7.9 million, or 4.9% of Total Revenues, as compared with $5.0 million, or 3.3% of Total Revenues, in the prior year quarter. Total Gross Margin for the nine months ended September 30, 2006, was $26.9 million, or 5.5% of Total Revenues, as compared with $28.9 million, or 5.8% of Total Revenues, in the prior year period.

     Selling, general and administrative expenses for the third quarter of 2006 were $6.1 million, or 3.8% of healthcare revenues, as compared with $4.6 million, or 3.3% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the nine months ended September 30, 2006, were $18.6 million, or 4.0% of healthcare revenues, as compared with $13.2 million, or 3.3% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $941,000 and $2.8 million for the third quarter of 2006 and the nine months ended September 30, 2006, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the third quarter of 2006 were 3.2%, as compared with 3.0% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the nine months ended September 30, 2006, were 3.2%, as compared with 2.6%, in the prior year period.

     Expenses related to the Audit Committee investigation into certain matters at SPP, the findings of which were reported on March 15, 2006, for the third quarter of 2006 were $370,000, consistent with the prior year quarter. Audit Committee investigation and related expenses for the nine months ended September 30, 2006, were $5.0 million, as compared with $370,000 in the prior year period. The Company currently estimates that it will record an additional $200,000 to $400,000 of expenses in the fourth quarter of 2006 related to the Audit Committee's investigation into certain matters at SPP.

     Adjusted EBITDA for the third quarter of 2006 was $2.7 million, as compared with $455,000 in the prior year quarter. Adjusted EBITDA for the nine months ended September 30, 2006, was $11.1 million, as compared with $15.7 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

     Depreciation and amortization expense for the third quarter of 2006 was $1.1 million, consistent with the prior year quarter. Depreciation and amortization expense for the nine months ended September 30, 2006, was $3.1 million, as compared with $3.0 million in the prior year period.

     Income from operations for the third quarter of 2006 was $435,000, as compared with a loss from operations of $2.2 million in the prior year quarter. Income from operations for the nine months ended September 30, 2006 was $529,000, as compared with $9.1 million in the prior year period. Negatively impacting the current year results is the $3.1 million of share-based compensation expense ($1.0 million in the third quarter) and the $5.0 million of Audit Committee investigation and related expenses ($370,000 in the third quarter). Negatively impacting the prior year results is $658,000 of discontinued acquisition expenses ($207,000 in the third quarter of 2005) and $370,000 of Audit Committee investigation and related expenses recorded in the third quarter of 2005.

     Net interest expense for the third quarter of 2006 was $531,000, as compared with $305,000 in the prior year quarter. Net interest expense for the nine months ended September 30, 2006, was $1.5 million, as compared with $848,000 in the prior year period.

     The loss from continuing operations before income taxes for the third quarter of 2006 was $96,000, as compared with $2.5 million in the prior year quarter. The loss from continuing operations before income taxes for the nine months ended September 30, 2006, was $1.0 million, as compared with income from continuing operations before income taxes of $8.5 million in the prior year period. Negatively impacting the current year results is the $3.1 million of share-based compensation expense ($1.0 million in the third quarter) and the $5.0 million of Audit Committee investigation and related expenses ($370,000 in the third quarter). Negatively impacting the prior year results is $658,000 of discontinued acquisition expenses ($207,000 in the third quarter of 2005) and $370,000 of Audit Committee investigation and related expenses recorded in the third quarter of 2005, partially offset by the positive impact of $249,000 of late fee income recorded in the second quarter of 2005.

     The income tax benefit for the third quarter of 2006 was $32,000, as compared with $752,000 in the prior year quarter. The income tax benefit for the nine months ended September 30, 2006, was $634,000, as compared with an income tax provision of $3.6 million in the prior year period.

     The loss from continuing operations for the third quarter of 2006 was $64,000, as compared with $1.7 million in the prior year quarter. The loss from continuing operations for the nine months ended September 30, 2006, was $383,000, as compared with income from continuing operations of $4.8 million in the prior year period. Negatively impacting the current year results is the pre-tax $3.1 million of share-based compensation expense ($1.0 million in the third quarter) and the pre-tax $5.0 million of Audit Committee investigation and related expenses ($370,000 in the third quarter). Negatively impacting the prior year results is the pre-tax $658,000 of discontinued acquisition expenses ($207,000 in the third quarter of 2005) and the pre-tax $370,000 of Audit Committee investigation and related expenses recorded in the third quarter of 2005, partially offset by the positive impact of the pre-tax $249,000 of late fee income recorded in the second quarter of 2005.

     Income from discontinued operations, net of taxes, for the third quarter of 2006 was $147,000, as compared with $545,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the nine months ended September 30, 2006, was $168,000, as compared with income from discontinued operations, net of taxes, of $712,000 in the prior year period. Negatively impacting the prior year results is the pre-tax $1.3 million increase in the Company's loss contract reserve recorded in the second quarter of 2005.

     Net income for the third quarter of 2006 was $83,000, or $0.01 basic and diluted per common share, as compared with a net loss of $1.2 million, or $0.11 basic and diluted per common share in the prior year quarter. The net loss for the nine months ended September 30, 2006, was $551,000, or $0.05 basic and diluted per common share, as compared with net income of $5.5 million, or $0.51 basic and $0.50 diluted per common share in the prior year period. Negatively impacting the current year results is the pre-tax $3.1 million of share-based compensation expense ($1.0 million in the third quarter) and the pre-tax $5.0 million of Audit Committee investigation and related expenses ($370,000 in the third quarter). Negatively impacting the prior year results is the pre-tax $658,000 of discontinued acquisition expenses ($207,000 in the third quarter of 2005), the pre-tax $370,000 of Audit Committee investigation and related expenses recorded in the third quarter of 2005, and the pre-tax $1.3 million increase in the Company's loss contract reserve recorded in the third quarter of 2005, partially offset by the positive impact of the pre-tax $249,000 of late fee income recorded in the second quarter of 2005.

     Net cash provided by operating activities for the third quarter of 2006 was $19.1 million, as compared with net cash used in operating activities of $6.7 million in the prior year quarter. Net cash provided by operating activities for the nine months ended September 30, 2006 was $21.5 million, as compared with net cash used in operating activities of $1.7 million in the prior year period.

     Cash and cash equivalents were $14.3 million at September 30, 2006, as compared with $10.0 million at June 30, 2006, and cash, cash equivalents and restricted cash of $4.2 million at December 31, 2005. Total debt outstanding was $13.2 million at September 30, 2006, as compared with $18.9 million at June 30, 2006, and $12.5 million at December 31, 2005. Days sales outstanding in accounts receivable were 51 days at September 30, 2006, as compared with 54 days at June 30, 2006, and 61 days at December 31, 2005. Included in healthcare accounts receivable net of reserves at September 30, 2006, is approximately $1.1 million of receivables ($500,000 of which was collected in October 2006) related to contracts that expired prior to December 31, 2004. The Company believes that these receivables are contractually due under the terms of the respective expired contracts. However, due to the age of the receivables and the lack of an ongoing business relationship between the Company and the clients, there is a heightened risk of collectibility related to these receivables. Nevertheless, the Company intends to take all necessary measures in order to collect these receivables.

     Update on Stock Repurchase Program

     On July 26, 2005, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over an approximate 24-month period. The Company intends to repurchase common stock under this program from time to time in accordance with Securities and Exchange Commission requirements and subject to ongoing reviews of the Company's operating cash flow requirements. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

     The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash generated from operations and also from funds on hand, including amounts available under the Company's credit facility.

     The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company's discretion.

     During the third quarter of 2006, the Company repurchased and retired 695,836 shares of its common stock for approximately $8.6 million. Since the inception of the stock repurchase program, the Company has repurchased and retired 1,061,936 shares of its common stock for approximately $14.6 million. As of October 30, 2006, the Company had approximately 10.1 million shares outstanding.

     2006 Guidance

     The Company is reducing its previous guidance for full-year 2006 results, given the third quarter financial performance under its current Florida Department of Corrections Region IV contract and the performance of its Vermont Department of Corrections contract. Consistent with past practice, the Company's guidance for full-year 2006 results does not consider the impact of any potential new business other than the Company's expected new contract with the Florida Department of Corrections for Region IV due to commence November 21, 2006. Contracts currently in operation are included in the guidance for full-year 2006 results through the end of the year, unless the Company has previously been notified otherwise by the client.

     The Company's guidance for estimated full-year 2006 results (adjusted for the items discussed in detail in the footnotes) is summarized below:


Total Revenues (1)                                $650 - 655 million
Depreciation, amortization and interest           $6.5 million
 expense (1)
Adjusted pre-tax income (2)                       $10.5 - 11.0 million
Effective tax rate                                41%
Adjusted net income (2)                           $6.2 - 6.5 million
Weighted average common shares outstanding -      10.6 million
 diluted
Adjusted net income per common share -
 diluted (2)                                      $0.58- 0.61

(1) From continuing and discontinued contracts
(2) From continuing and discontinued contracts and adjusted to exclude the pre-tax negative impact of $5.2 million to $5.4 million (or $0.29 to $0.30 per diluted common share) of estimated Audit Committee investigation and related expenses expected to be recorded in 2006 and the $4.3 million (or $0.24 per diluted common share) of estimated share-based compensation expense expected to be recorded in 2006 as a result of the Company's adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), effective January 1, 2006.

     Conference Call

     A listen-only simulcast and replay of America Service Group's third quarter 2006 results conference call will be available online at www.asgr.com or www.earnings.com on November 1, 2006, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

     This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

     The most directly comparable GAAP measures for the guidance provided by the Company are: Healthcare Revenues; Income from Continuing Operations Before Income Taxes; Depreciation and Amortization; and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- the risk that final contract terms to provide comprehensive medical services for Region IV inmates cannot be agreed upon with the State of Florida Department of Corrections or that any potential protest of the award is ultimately successful;

     -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- risks arising from the possibility that we may be unable to collect accounts receivable;

     -- the Company's ability to retain existing client contracts and obtain new contracts;

     -- whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                       Three Months Ended
                          --------------------------------------------
                           Sept. 30,     % of     Sept. 30,    % of
                             2006      Revenue      2005      Revenue
                          ----------- ---------- ----------- ---------
Healthcare revenues         $158,216      100.0    $136,455     100.0
Healthcare expenses          150,269       95.0     132,361      97.0
                          ----------- ---------- ----------- ---------
  Gross margin                 7,947        5.0       4,094       3.0
Selling, general and
 administrative expenses       6,085        3.8       4,566       3.3
Discontinued acquisition
 expenses                          -          -         207       0.2
Audit Committee
 investigation and
 related expenses                370        0.2         370       0.3
Depreciation and
 amortization                  1,057        0.7       1,105       0.8
                          ----------- ---------- ----------- ---------
  Income (loss) from
   operations                    435        0.3      (2,154)     (1.6)
Interest, net                    531        0.3         305       0.2
                          ----------- ---------- ----------- ---------
  Loss from continuing
   operations before
   income tax benefit            (96)         -      (2,459)     (1.8)
Income tax benefit               (32)         -        (752)     (0.5)
                          ----------- ---------- ----------- ---------
   Loss from continuing
    operations                   (64)         -      (1,707)     (1.3)
Income from discontinued
 operations, net of taxes        147        0.1         545       0.4
                          ----------- ---------- ----------- ---------
       Net income (loss)         $83        0.1     $(1,162)     (0.9)
                          =========== ========== =========== =========

Income (loss) per common
 share - basic:
  Loss from continuing
   operations                 $(0.01)                $(0.16)
  Income from
   discontinued
   operations, net of
   taxes                        0.02                   0.05
                          -----------            -----------
       Net income (loss)       $0.01                 $(0.11)
                          ===========            ===========

Income (loss) per common
 share - diluted:
  Loss from continuing
   operations                 $(0.01)                $(0.16)
  Income from
   discontinued
   operations, net of
   taxes                        0.02                   0.05
                          -----------            -----------
       Net income (loss)       $0.01                 $(0.11)
                          ===========            ===========

Weighted average common
 shares outstanding:
  Basic                   10,410,046             10,822,759
                          ===========            ===========
  Diluted                 10,410,046             10,822,759
                          ===========            ===========



                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)

                                          Nine Months Ended
                               ---------------------------------------
                                Sept. 30,   % of    Sept. 30,   % of
                                  2006     Revenue    2005     Revenue
                               ----------- ------- ----------- -------
Healthcare revenues              $479,185   100.0    $402,601   100.0
Healthcare expenses               451,995    94.3     376,328    93.5
                               ----------- ------- ----------- -------
  Gross margin                     27,190     5.7      26,273     6.5
Selling, general and
 administrative expenses           18,608     4.0      13,199     3.3
Discontinued acquisition
 expenses                               -       -         658     0.2
Audit Committee investigation
 and related expenses               4,967     1.0         370     0.1
Depreciation and amortization       3,086     0.6       2,995     0.7
                               ----------- ------- ----------- -------
  Income from operations              529     0.1       9,051     2.2
Interest, net                       1,546     0.3         848     0.2
Late fee income                         -       -         249     0.1
                               ----------- ------- ----------- -------
  Income (loss) from
   continuing operations
   before income tax provision
   (benefit)                       (1,017)   (0.2)      8,452     2.1
Income tax provision (benefit)       (634)   (0.1)      3,624     0.9
                               ----------- ------- ----------- -------
  Income (loss) from
   continuing operations             (383)   (0.1)      4,828     1.2
Income (loss) from
 discontinued operations, net
 of taxes                            (168)      -         712     0.2
                               ----------- ------- ----------- -------
          Net income (loss)         $(551)   (0.1)     $5,540     1.4
                               =========== ======= =========== =======

Income (loss) per common share
 - basic:
  Income (loss) from
   continuing operations           $(0.04)              $0.45
  Income (loss) from
   discontinued operations,
   net of taxes                     (0.01)               0.06
                               -----------         -----------
          Net income (loss)        $(0.05)              $0.51
                               ===========         ===========

Income (loss) per common share
 - diluted:
  Income (loss) from
   continuing operations           $(0.04)              $0.44
  Income (loss) from
   discontinued operations,
   net of taxes                     (0.01)               0.06
                               -----------         -----------
          Net income (loss)        $(0.05)              $0.50
                               ===========         ===========

Weighted average common shares
 outstanding:
  Basic                        10,652,077          10,847,422
                               ===========         ===========
  Diluted                      10,652,077          11,106,649
                               ===========         ===========


                           AMERICA SERVICE GROUP INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   Sept. 30, Dec. 31,
                                                     2006    2005 (1)
                                                   --------- ---------
                      ASSETS

Current assets:
   Cash and cash equivalents                        $14,287        $-
   Restricted cash                                        -     4,200
   Accounts receivable: healthcare and other, less
    allowances                                       89,075    99,712
   Inventories                                        7,938     6,546
   Prepaid expenses and other current assets         19,040    18,976
   Current deferred tax assets                        8,980     7,575
                                                   --------- ---------
Total current assets                                139,320   137,009
Property and equipment, net                           6,997     6,336
Goodwill, net                                        43,813    43,813
Contracts, net                                        5,945     7,166
Other intangibles, net                                  672       845
Other assets                                          4,447    10,068
                                                   --------- ---------
     Total assets                                  $201,194  $205,237
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                 $27,525   $36,023
   Accrued medical claims liability                  28,295    31,122
   Accrued expenses                                  50,769    44,478
   Deferred revenue                                  14,823     8,533
   Revolving credit facility classified as current   13,181    12,500
                                                   --------- ---------
Total current liabilities                           134,593   132,656
Noncurrent portion of accrued expenses               16,856    15,701
Noncurrent deferred tax liabilities                     876       876
                                                   --------- ---------
Total liabilities                                   152,325   149,233
                                                   --------- ---------
Stockholders' equity:
   Common stock                                         101       108
   Additional paid-in capital                        47,182    53,759
   Retained earnings                                  1,586     2,137
                                                   --------- ---------
Total stockholders' equity                           48,869    56,004
                                                   --------- ---------
     Total liabilities and stockholders' equity    $201,194  $205,237
                                                   ========= =========

(1) Certain prior period amounts have been reclassified in order to conform to the current period presentation.


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                     Nine Months Ended
                                                         Sept. 30,
                                                     -----------------
                                                       2006     2005
                                                     --------- -------
Cash Flows from Operating Activities
Net income (loss)                                       $(551) $5,540
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
      Depreciation and amortization                     3,116   3,101
      Loss on retirement of fixed assets                    3       -
      Finance cost amortization                            82     437
      Deferred income taxes                              (976)  3,850
      Share-based compensation expense                  3,117      60
      Increase in reserve for loss contracts                -   1,295
      Excess tax benefits from share-based
       compensation expense                              (429)     97
      Changes in operating assets and liabilities:
         Accounts receivable, net                      10,637   4,014
         Inventories                                   (1,392)    122
         Prepaid expenses and other current assets        (64)    876
         Other assets                                   5,538     373
         Accounts payable                              (8,498) (8,494)
         Accrued medical claims liability              (2,827)  2,009
         Accrued expenses                               7,446    (196)
         Deferred revenue                               6,290  (7,470)
         Loss contract reserve utilization                  -  (7,357)
                                                     --------- -------
            Net cash provided by (used in) operating
             activities                                21,492  (1,743)
                                                     --------- -------

Cash Flows from Investing Activities
Capital expenditures                                   (2,386) (2,474)
                                                     --------- -------
            Net cash used in investing activities      (2,386) (2,474)
                                                     --------- -------

Cash Flows from Financing Activities
Net borrowings on line of credit                          681   4,104
Share repurchases                                     (11,582) (2,931)
Reduction in restricted cash used to collateralize
 letters of credit                                      4,200       -
Excess tax benefits from share-based compensation
 expense                                                  429       -
Issuance of common stock                                  398     600
Exercise of stock options                               1,055     748
                                                     --------- -------
            Net cash provided by (used in) financing
             activities                                (4,819)  2,521
                                                     --------- -------

Net increase (decrease) in cash and cash equivalents   14,287  (1,696)
Cash and cash equivalents at beginning of period            -   7,191
                                                     --------- -------
Cash and cash equivalents at end of period            $14,287  $5,495
                                                     ========= =======


                           AMERICA SERVICE GROUP INC.
     SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
                                 (In thousands)

                                         Three Months Ended
                              ----------------------------------------
                              Sept. 30,     % of     Sept. 30,  % of
                                2006      Revenue      2005    Revenue
                              --------- ------------ --------- -------
Healthcare revenues             $3,494        100.0   $17,852   100.0
Healthcare expenses              3,680        105.3    16,925    94.8
                              --------- ------------ --------- -------
   Gross margin                   (186)        (5.3)      927     5.2
Depreciation and amortization        8          0.3         9     0.1
Interest, net                        -            -         9       -
                              --------- ------------ --------- -------
   Income (loss) from
    discontinued operations
    before income taxes           (194)        (5.6)      909     5.1
Income tax provision
 (benefit)                        (341)        (9.8)      364     2.0
                              --------- ------------ --------- -------
Income from discontinued
 operations, net of taxes         $147          4.2      $545     3.1
                              ========= ============ ========= =======

                                         Nine Months Ended
                              ----------------------------------------
                              Sept. 30,     % of     Sept. 30,  % of
                                2006      Revenue      2005    Revenue
                              --------- ------------ --------- -------
Healthcare revenues             $9,979        100.0   $96,960   100.0
Healthcare expenses             10,575        106.0    94,358    97.3
Increase in reserve for loss
 contracts                           -            -     1,295     1.4
                              --------- ------------ --------- -------
   Gross margin                   (596)        (6.0)    1,307     1.3
Depreciation and amortization       30          0.2       106     0.1
Interest, net                       16          0.2        14       -
                              --------- ------------ --------- -------
   Income (loss) from
    discontinued operations
    before income taxes           (642)        (6.4)    1,187     1.2
Income tax provision
 (benefit)                        (474)        (4.7)      475     0.5
                              --------- ------------ --------- -------
Income (loss) from
 discontinued operations, net
 of taxes                        $(168)        (1.7)     $712     0.7
                              ========= ============ ========= =======


                           AMERICA SERVICE GROUP INC.
               DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
                                 (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures are included below.


                                 ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


             RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                    Three Months Ended
                                                        Sept. 30,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Net income (loss)                                     $83     $(1,162)
Depreciation, interest and taxes included in income
 from discontinued operations, net of taxes             (333)     382
Income tax benefit                                       (32)    (752)
Interest, net                                            531      305
Depreciation and amortization                          1,057    1,105
Discontinued acquisition expenses                          -      207
Audit Committee investigation and related expenses       370      370
Share-based compensation expense included in
 healthcare expenses                                     107        -
Share-based compensation expense included in
 selling, general and administrative expenses            941        -
                                                    --------- --------
Adjusted EBITDA                                       $2,724     $455
                                                    ========= ========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                    ------------------
                                                      2006     2005
                                                    --------- --------
Net income (loss)                                      $(551)  $5,540
Depreciation, interest and taxes included in income
 (loss) from discontinued operations, net of taxes      (428)     595
Increase in loss contract reserve included in
 income (loss) from discontinued operations, net of
 taxes                                                     -    1,295
Income tax provision (benefit)                          (634)   3,624
Interest, net                                          1,546      848
Late fee income                                            -     (249)
Depreciation and amortization                          3,086    2,995
Discontinued acquisition costs                             -      658
Audit Committee investigation and related expenses     4,967      370
Share-based compensation expense included in
 healthcare expenses                                     324        -
Share-based compensation expense included in
 selling, general and administrative expenses          2,793        -
                                                    --------- --------
Adjusted EBITDA                                      $11,103  $15,676
                                                    ========= ========


        TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.


            RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Healthcare revenues                                $158,216  $136,455
Healthcare revenues included in income (loss) from
 discontinued operations, net of taxes                3,494    17,852
                                                   --------- ---------
Total Revenues                                     $161,710  $154,307
                                                   ========= =========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Healthcare revenues                                $479,185  $402,601
Healthcare revenues included in income (loss) from
 discontinued operations, net of taxes                9,979    96,960
                                                   --------- ---------
Total Revenues                                     $489,164  $499,561
                                                   ========= =========


       RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Healthcare expenses                                $150,269  $132,361
Healthcare expenses included in income (loss) from
 discontinued operations, net of taxes                3,680    16,925
Share-based compensation expense included in
 healthcare expenses                                   (107)        -
                                                   --------- ---------
Total Healthcare Expenses                          $153,842  $149,286
                                                   ========= =========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Healthcare expenses                                $451,995  $376,328
Healthcare expenses included in income (loss) from
 discontinued operations, net of taxes               10,575    94,358
Share-based compensation expense included in
 healthcare expenses                                   (324)        -
                                                   --------- ---------
Total Healthcare Expenses                          $462,246  $470,686
                                                   ========= =========

              RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Gross margin                                         $7,947    $4,094
Gross margin included in income (loss) from
 discontinued operations, net of taxes                 (186)      927
Share-based compensation expense included in gross
 margin                                                 107         -
                                                   --------- ---------
Total Gross Margin                                   $7,868    $5,021
                                                   ========= =========

                                                    Nine Months Ended
                                                        Sept. 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------
Gross margin                                        $27,190   $26,273
Gross margin included in income (loss) from
 discontinued operations, net of taxes                 (596)    1,307
Increase in loss contract reserve included in
 income (loss) from discontinued operations, net
 of taxes                                                 -     1,295
Share-based compensation expense included in gross
 margin                                                 324         -
                                                   --------- ---------
Total Gross Margin                                  $26,918   $28,875
                                                   ========= =========


    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             Chairman, President and Chief Executive Officer or
             Michael W. Taylor, 615-373-3100
             Senior Vice President and Chief Financial Officer